Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933

                           --------------------------

                   International Business Machines Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

               State of New York                      13-0871985
               -----------------                      ----------
        (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)          Identification No.)

                  Armonk, New York                     10504
                  ----------------                     -----
          (Address of Principal Executive            (Zip Code)
                      Offices)

                       IBM 1997 Long-Term Performance Plan
                       -----------------------------------
                            (Full title of the plan)

                  John E. Hickey, Vice President and Secretary
                   International Business Machines Corporation
                             Armonk, New York 10504
                                 (914) 765-1900
                       -----------------------------------
                       (Name, address and telephone number
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE
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                               Proposed     Proposed          Amount
Title of                       maximum      maximum           of
securities     Amount          offering     aggregate         registration
to be          to be           price per    offering          fee:
registered:    registered(1):  share(2):    price(2):
-----------    --------------  ---------    --------------    ----------
IBM Capital    50,296,454      $96.50       $4,853,607,811    $1,470,791

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Stock, par value
$.50 per share
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(1) Reflects a two-for-one stock split of May 9, 1997.
(2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(h) and 457(c), the proposed maximum offering price per share and the registration fee are based on the average of the high and low prices for IBM Capital Stock, par value $.50 per share, on the New York Stock Exchange on July 11, 1997.
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                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference herein and shall be deemed a part hereof:

                  (a) The Annual Report of International Business Machines Corporation ("IBM") on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

                  (b) All other reports filed by IBM pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

                  (c) The description of IBM's Capital Stock, par value $.50 per share, contained in IBM's Registration Statement No. 333-21073, as filed with the Securities and Exchange Commission on February 4, 1997, including any amendments or reports filed for purposes of updating such description.

All documents filed by IBM pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

David S. Hershberg, Vice President and Assistant General Counsel of IBM, who has passed upon the legality of the shares of Capital Stock, par value $.50 per share, offered under the Plan, is eligible for participation in the Plan.

Item 6. Indemnification of Directors and Officers.

The By-Laws of IBM (Article VI, Section 6) provide the following:

          "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any

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time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be 'permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at any time."

The Certificate of Incorporation of IBM (Article ELEVEN) provides the following:

          "Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

In addition, IBM maintains directors' and officers' liability insurance policies.

Item 8.  Exhibits.

Exhibit Number                               Description
--------------                               -----------

5                               The opinion, dated July 14, 1997, of David S.
                                Hershberg, Vice President and Assistant General Counsel of IBM

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23.1                            Consent of Independent Accountants

23.2                            Consent of Counsel (included in Exhibit 5)

24                              Powers of attorney

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of North Castle, State of New York, on the 14th day of July 1997.

                            INTERNATIONAL BUSINESS MACHINES CORPORATION
                            By

                            /s/ JOHN E. HICKEY
                            ---------------------------------------------
                            (John E. Hickey, Vice President and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of July 1997.

Signature                                   Title
--------------------------------------------------------------------------------

        *
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Louis V. Gerstner, Jr.                   Chairman of the Board
                                         of Directors and Chief
                                         Executive Officer
                                         (Principal Executive
                                         Officer)
/s/ Lawrence R. Ricciardi
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Lawrence R. Ricciardi                    Senior Vice President and
                                         Chief Financial Officer
                                         (Principal Financial Officer)
        *
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John R. Joyce                            Controller
                                         (Principal Accounting Officer)
        *
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Cathleen Black                           Director

        *
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Harold Brown                             Director

        *
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Juergen Dormann                          Director

        *
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Nannerl O. Keohane                       Director

        *
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Charles F. Knight                        Director

        *
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Lucio A. Noto                            Director

        *
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John B. Slaughter                        Director

        *
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Alex Trotman                             Director

        *
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Charles M. Vest                          Director


* By: /s/ John E. Hickey
      ------------------
      John E. Hickey

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                                 EXHIBIT INDEX

EXHIBIT NO.
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   5                Opinion of David S. Hershberg, Vice President and
                    Assistant General Counsel

  23.1              Consent of Independent Accountants

  23.2              Consent of Counsel (included in Exhibit 5)

  24                Powers of Attorney